UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 9, 2011

BLYTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13026 (Commission File Number)	36-2984916 (IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of Principal Executive Offices)      (Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)           The Company held its Annual Meeting on June 9, 2011.

(b)           Of the 8,230,502 shares of common stock issued and outstanding as of the record date, 7,658,401 shares of common stock (approximately 93%) were present or represented by proxy at the Annual Meeting.  The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

Proposal 1: Election of Directors

Name	For	Withheld
Anne M. Busquet	7,068,870	151,572
Pamela M. Goergen	7,163,071	57,371
Robert B. Goergen	7,119,071	101,371
Neal I. Goldman	7,075,605	144,837
Carol J. Hochman	7,088,692	131,750
Wilma H. Jordan	7,062,366	158,076
James M. McTaggart	7,088,694	131,748
Howard E. Rose	7,052,842	167,600

Proposal 2: Advisory Vote on Executive Compensation

The stockholders voted in favor of the compensation of the Company's named executive officers as disclosed in the proxy statement for the 2011 Annual Meeting of Stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,056,175	72,688	91,579	437,959

Proposal 3: Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation

The stockholders voted to recommend that the Company include an advisory vote on the compensation of the Company's named executive officers pursuant to the rules of the Securities and Exchange Commission every three years.

	3 Years	2 Years	1 Year	Abstain
Votes For	3,825,472	32,589	3,273,960	82,421

Proposal 4: Ratification of the Appointment of Independent Auditors

The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2012.

Votes For	Votes Against	Abstentions
7,506,393	150,597	1,411

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: June 9, 2011	By: /s/ Michael S. Novins
Name: Michael S. Novins Title: Vice President and General Counsel